POWER OF ATTORNEY

 Know all by these presents, that the undersigned hereby constitutes and appoints Virginia H. Johnson, Chief Legal Officer, General Counsel
and Corporate Secretary of Aspen Aerogels, Inc. (the "Company"), and
John Rudy, Nishant Dharia, Amanda Mei, Michael Goldberg and
Brenda Meyette of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo,
P.C., signing singly, with full power of substitution, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, forms and authentication documents
for EDGAR Filing Access;

(2) do and perform any and all acts for and on behalf of the undersigned which may
be necessary or desirable to complete and execute any such forms and authentication documents;

(3)  execute for and on behalf of the undersigned, in the undersigned's capacity as an
officer, director and/or 10% shareholder of the Company, Forms 3, 4 and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(4) do and perform any and all acts for and on behalf of the undersigned which may be
necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such
form with the United States Securities and Exchange Commission and any stock exchange or
similar authority; and

(5) take any other action of any type whatsoever in connection with the foregoing which,
in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or
legally required by, the undersigned, it being understood that the documents executed by such
attorney-in-fact, on behalf of the undersigned pursuant to this Power of
Attorney, shall be
in such form and shall contain such terms and conditions as such attorney-in-fact may approve
in such attorney-in-fact's discretion.

 The undersigned hereby grants to each such attorney-in-fact full power and authority
to do and perform any and every act and thing whatsoever requisite, necessary, or proper to
be done in the exercise of any of the rights and powers herein granted, as fully to all intents
and purposes as the undersigned might or could do if personally present, with full power of
substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact,
or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done
by virtue of this power of attorney and the rights and powers herein granted.
The undersigned
acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request
of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's
responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

 This Power of Attorney shall remain in full force and effect until the undersigned
is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings
of and transactions in securities issued by the Company, unless earlier revoked by the
undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 18th day of July 2022.

By: /s/ Donald R. Young
Name: Donald R. Young